Filed Pursuant to Rule 433
Registration Statement No. 333-287759
Issuer Free Writing Prospectus dated September 18, 2025
Relating to Preliminary Prospectus dated September 12, 2025

Beta FinTech Holdings Limited

This free writing prospectus relates to the initial public offering of ordinary shares of Beta FinTech Holdings Limited (the “Company”) and should be read together with the preliminary prospectus dated September 12, 2025 (the “Preliminary Prospectus”) that was included in Amendment No. 4 to the Registration Statement on Form F-1 (File No. 333-281357), which can be accessed through the following web link:

https://www.sec.gov/Archives/edgar/data/2046216/000121390025087161/ea0223281-17.htm

The Company has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Cathay Securities, Inc., 40 Wall St Suite 3600, New York, NY 10005 at +1-855-939-3888.

Beta FinTech Holdings Limited Proposed Nasdaq Ticker: BTFT Investor Presentation Issuer Free Writing Prospectus dated September 18, 2025 Filed Pursuant to Rule 433 of the Securities Act of 1933, as amended Relating to Preliminary Prospectus on Form F - 1 dated September 12 , 2025 Registration Statement File No. 333 - 287759

2 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Free Writing Prospectus Statement This free writing prospectus relates to the proposed public offering of ordinary shares (“Ordinary Shares”) of Beta FinTech Holdings Limited (“we,” “us,” or “our”) and should be read together with the registration statement on Form F - 1 , as amended (file No .: 333 - 287759 ) (the “Registration Statement”) we filed with the U . S . Securities and Exchange commission (the “SEC”) for the offering to which this presentation relates . As of the date of this free - writing p rospectus , the most recently filed amendment of the registration of Form F - 1 , may be accessed through the following web link : https : //www . sec . gov/Archives/edgar/data/ 2046216 / 000121390025087161 /ea 0223281 - 17 . htm The Registration Statement has not yet become effective . Before you invest, you should read the prospectus in the Registration Statement (including the risk factors described therein) and other documents we have with the SEC in their entirety for more complete information about us and the offering . You may get these documents for free by visiting EDGAR on the SEC's website at http : //www . sec . gov . Alternatively, we or our underwriter will arrange to send you the preliminary prospectus and, when available, the final prospectus and/or any supplements thereto if you contact Cathay Securities, Inc . , Attn : 40 Wall St Suite 3600 , New York, NY 10005 . This presentation does not constitute an offer or invitation for the sale or purchase of securities or to engage in any other transaction with us or our affiliates . The information in this presentation is not targeted at the residents of any particular country or jurisdiction and is not intended for distribution to, or use by, any person in any jurisdiction or country where such distribution or use would be contrary to local law or regulation .

3 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Forward - Looking Statements This presentation contains forward - looking statements, all of which are subject to risks and uncertainties . Forward - looking statements give our current expectations or forecasts of future events . You can identify these statements by the fact that they do not relate strictly to historical or current facts . You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this presentation . These statements are likely to address our growth strategy, financial results and product and development programs . You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward - looking statements . These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not . No forward - looking statement can be guaranteed and actual future results may vary materially . Factors that could cause actual results to differ from those discussed in the forward - looking statements include, but are not limited to : future financial and operating results, including revenues, income, expenditures, cash balances and other financial items ; our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals ; current and future economic and political conditions ; our expectations regarding our client base ; our relationships with our offline business partners ; competition in our industry ; relevant government policies and regulations relating to our industry ; our capital requirements and our ability to raise any additional financing which we may require ; our ability to protect our intellectual property rights and secure the right to use other intellectual property that we deem to be essential or desirable to the conduct of our business ; our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business ; our ability to retain the services of our CEO and CFO, who serve as our key executives ; overall industry and market performance ; and other assumptions described in this presentation underlying or relating to any forward - looking statements . We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors . ” We base our forward - looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made . We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward - looking statements . Accordingly, you should be careful about relying on any forward - looking statements . Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward - looking statements after the distribution of this presentation, whether as a result of new information, future events, changes in assumptions, or otherwise . Industry Data and Forecasts This presentation contains certain data and information that we obtained from various government and private publications including industry data and information from Frost & Sullivan . Statistical data in these publications also include projections based on a number of assumptions . The securities dealing and securities advisory industries in Hong Kong, the United States and greater Asia, may not grow at the rate projected by market data, or at all . Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares . In addition, the new and rapidly changing nature of the financial service industries results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industry . Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions . You should not place undue reliance on these forward - looking statements .

4 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Offering Summary Beta FinTech Holdings Limited Issuer Ordinary Shares Securities Initial Public Offering Offering Type Nasdaq Capital Market: BTFT Proposed Listing/Symbol 2 , 000 , 000 Ordinary Shares, or 2 , 300 , 000 Ordinary Shares if the u nderwriter exercises its over - allotment option in full Securities Offered • 18 , 000 , 000 Ordinary Shares before the offering • 20 , 000 , 000 Ordinary Shares after the offering ; or 20 , 300 , 000 Ordinary Shares if the underwriter exercises its over - allotment option in full Shares Outstanding $4.00 to $6.00 per Ordinary Share Offering Price $8.0 million, or $9.2 million if the underwriter exercises its over - allotment option in full, based upon an assumed initial public offering price of $4.00 per Ordinary Share Gross Proceeds • Approximately 50% for updating and improvement of current product offerings • Approximately 20% for the applications for brokerage licenses to be made to the relevant regulators in the United States and the following Southeast Asian countries: Malaysia, Thailand, and Vietnam • Approximately 30% for operating purposes and marketing and business development efforts Use of Proceeds Cathay Securities, Inc. Underwriter

Table of Contents 01 02 03 04 05 06 Company Overview 5 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss. Business Overview Industry Overview Investment Highlights Growth Strategies Financial Highlights

Company Overview

We are a **Hong Kong-based financial services provider**.

Our Goal

We aspire to, through our subsidiaries, become the leading financial services provider for all of our services.

$1.04M	$2.35M	1,775%
FY2024 Net Income	FY2024 Revenue	YoY Revenue Growth in FY2024

Our Services

Hong Kong Placing Services

- Placing of IPOs and secondary offerings in Hong Kong.
- 81% of revenue in Fiscal Year 2024.

Securities Dealing and Brokerage Services

- Multi-market access (HK, U.S., China) via proprietary brokerage platform.
- Holds HKSFC Type 1 License – Dealing in securities, HKSFC Type 4 License – Advising on securities, and HKSFC Type 9 License – Asset Management.

Margin Loans and IPO Financings

- Provides financing to purchase IPO shares before listing and for general trading purposes.

Underwriting Services for U.S. Dollar-denominated Municipal Bonds of Chinese Companies

- Participated in underwriting 3 municipal bonds with a total offering size of $400 million.*

Financial Advisory Services

- Provides U.S. IPO advisory services.

Proprietary Online Brokerage Platform

Beta INT Securities

An application based on cutting-edge technology, and is highly usable, scalable, and secure. Its user-friendly design makes it accessible and easy to use.



7,781
Total Number of Customer Accounts**

HKD
189.55 M
Monthly Transaction Amount**

Note: *As of December 31, 2024. **As of June 30, 2024. Fiscal Year Ended June 30.

See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

6

Corporate Structure

Pre-IPO



SUN Shaojie
100%
Jieying International Holdings Limited (BVI)
XIANG Xianxin
100%
Real Wisdom Capital International Holdings Limited (BVI)
GAO Cong
100%
Amazing Genius International Limited (BVI)
Individual Pre-IPO Shareholders
WellCell Tech (HK) Co., Limited (BVI)
經緯天地科技（香港）
有限公司
30.3%
29.4%
20.1%
9.3%
11.0%
Beta FinTech Holdings Limited (1)
贝塔金融科技控股有限公司
(Cayman)
("Beta Cayman")
100%
Beta Capital International Holdings Limited (2)
贝塔资本国际控股有限公司
(BVI)
("Beta BVI")
100%
Ascent Capital Management Investment Limited
(BVI)
("Ascent BVI")
100%
Beta International Securities Limited (2)
贝塔国际证券有限公司
(HK)
("Beta HK")
100%
Beta Hengrui Capital Limited (3)
贝塔衡睿资本有限公司
(BVI)
("Beta Hengrui")
100%
Beta International (USA) Corp. (4)
(Delaware)
("Beta US")

Post-IPO



SUN Shaojie
100%
Jieying International Holdings Limited (BVI)
XIANG Xianxin
100%
Real Wisdom Capital International Holdings Limited (BVI)
GAO Cong
100%
Amazing Genius International Limited (BVI)
Individual Pre-IPO Shareholders
WellCell Tech (HK) Co., Limited (BVI)
經緯天地科技（香港）
有限公司
Public Shareholders
27.2%
26.4%
18.1%
8.4%
9.9%
10.0%
Beta FinTech Holdings Limited (1)
贝塔金融科技控股有限公司
(Cayman)
("Beta Cayman")
100%
Beta Capital International Holdings Limited (2)
贝塔资本国际控股有限公司
(BVI)
("Beta BVI")
100%
Ascent Capital Management Investment Limited
(BVI)
("Ascent BVI")
100%
Beta International Securities Limited (2)
贝塔国际证券有限公司
(HK)
("Beta HK")
100%
Beta Hengrui Capital Limited (3)
贝塔衡睿资本有限公司
(BVI)
("Beta Hengrui")
100%
Beta International (USA) Corp. (4)
(Delaware)
("Beta US")

1. Beta Cayman is the registrant.
2. Beta BVI and Beta HK are our operation entities incorporated in BVI and Hong Kong, respectively.
3. Beta Hengrui was incorporated for operations but has not yet commenced operations.
4. Beta US was incorporated for operations but has not yet commenced operations.

See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

7

Business Overview Acts as placing agent by participating in placing exercises in IPOs or other fundraising activities in Hong Kong Stock Exchange (“HKEX”) in return for placing commissions and/or fees. Hong Kong Placing Services Provides services for the purpose of purchasing securities in an IPO before the issuers are listed on HKEX and for general financing purposes. Margin Loans and IPO Financings Acts as an underwriter for the Chinese companies who are seeking to issue the U.S. dollar - denominated municipal bonds in the capital market. Underwriting Services Acts as a general coordinator and consultant to companies seeking to list on stock exchanges in the U.S, and guides its clients through the entire listing process. Financial Advisory Services O ffers securities dealing and brokerage services to both individual customers and corporate customers in Hong Kong. Securities Dealing and Brokerage Services 8 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. The diversified business portfolio allows Beta HK to create synergies between its business lines, generate new business opportunities for each business segment and provide integrated financial services to clients. Beta HK Beta BVI

9 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Hong Kong Placing Services The placing of IPOs and secondary offerings in Hong Kong is one of Beta HK’s core business lines , and our core management team has more than five years of experience in this regard. Our process for placing of IPOs of companies seeking to list on HKEX is as follows: Market Research and Due Diligence Negotiation of Issuance Terms • Conduct a detailed market survey to analyze industry trends, investor needs, and potential risks related to the proposed IPO . • Perform due diligence on the issuing company’s financial and operating conditions . • Negotiate with the company to determine the key terms of the issuance, including offer size, price per share, and placing discount. • Set up bookkeeping records once offering terms are finalized. • Attract investors to participate in the IPO subscription through various channels, including our application, Beta INT Securities, and professional investor roadshows. Roadshow Order Update and Allocation • Update the subscription orders received on a daily basis. • Allocate IPO shares to investors who have placed orders on our platform based on allocation results and relevant exchange regulations. Settlement of Placing Fees • After listing, settle the placing fees based on the placing rate and the amount placed. 01 02 03 04 05

Hong Kong Placing Services

Beta HK started this business in the year ended June 30, 2024, and **81% of our revenue** was derived from such services.

Participated in placing ***four offerings*** *on HKEX in the year ended June 30, 2024.*

Zhongshen Jianye Holding Limited (02503.HK)

WellCell Holdings Co., Limited (02477.HK)

Tianjin Construction Development Group Co., Ltd. (02515.HK)

Marketingforce Management Ltd (02556.HK)

Provided placing services of ***two secondary offerings*** *during the six months ended December 31, 2024.*

Artgo Holdings Limited (03313.HK)

Aidigong Maternal & Child Health Limited (00286.HK)

Note: All marks are trademarks or registered trademarks of their respective owners. The display of trademarks herein does not imply that a license of any kind has been granted.

See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

10

Securities Dealing and Brokerage Services Through Beta HK, we offer securities dealing and brokerage services to both individual customers and corporate customers in Hong Kong . Licensing & Compliance Hong Kong: • Holds HKSFC Type 1 License – Dealing in securities, Type 4 License – Advising on securities, and Type 9 License – Asset Management . • HKEX Stock Exchange Participant and a participant of HKSCC (direct clearing participant). Fees Charged • Charges securities brokerage commission for trade execution. • Charges handling fees for services such as • Dividend collection; • IPO share subscriptions; • Processing of physical documents or inactive accounts. Types of Trades Enables clients to trade in: • HKEX (stocks, ETFs, and warrants). • Shanghai Stock Exchange and Shenzhen Stock Exchange (stocks) through Shanghai Hong Kong Stock Connect and the Shenzhen Hong Kong Stock Connect Stock Connect (collectively “China Connect”). • U.S. stock exchanges, including NYSE and Nasdaq, (stocks and ETFs) through partners. 11 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss. Mainland China: • Not required to hold any licenses , as its trades are executed through China Connect. United States: • Not required to hold any licenses , as its trades are executed by its partners.

12 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Securities Dealing and Brokerage Services Beta INT Securities is an effective one - stop - shop with an accessible and easy - to - use interface, as it is a multi - functional system that provides the following functions: Through our mobile application, Beta INT Securities , we enable our customers to access and trade securities on major stock markets in HK, U.S. and China . Nearly all of our customers access our securities dealing and brokerage services through Beta INT Securities. Pulls market data simultaneously from multiple sources and sends it to the front - end in real - time Facilitates settlement of trades with HKEX and with various clearinghouse partners efficiently Structured to reduce latency Facilitates funds transfers to and from customers’ bank accounts Control orders in response to unforeseen circumstances, such as halt of trading day due to extraneous factors Supported by industry - leading vendors

13 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Margin Loans and IPO Financings Service Overview Credibility Assessment Beta HK provides margin loans to our customers in order for them to leverage their positions . Comprehensive Risk Management • Provides margin loans based on customers’ trading volume and account funds, and charges interest based on amount and usage days. • The loans can remain outstanding for a maximum of 12 months, subject to factors like transaction history and fund status. • The loans are limited to customers who have provided collateral to Beta HK, and the value of the required collateral is calculated in real - time. Creditability of the customers is assessed based on the following factors: • Securities held in Beta HK’s system ; • HKEX main board - listed securities held ; • Trading record at least one month in Beta HK ; • Credit rating of stock securities held in Beta HK . • Real - time monitoring and assessment of collateral required . • Dynamic margin ratios which are updated based on market conditions and other factors . • Margin calls to customers when positions become over - leveraged . • Closing the customer’s account if margin calls are not met . • Plan to introduce advanced credit risk models to strengthen risk assessment .

14 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Margin Loans and IPO Financings When our customers subscribe for HK stock IPOs, they may apply for margin financing in order to purchase such IPO shares. Such margin financing would allow our customers to take a leveraged position with respect to such subscriptions . Risk Management Service Process Step 1: Risk Assessment • Risk assessment on each HK IPO and set appropriate leverage limits. • Risk assessment on each customer to determine the appropriate amount of financing available. Step 2: Post - allotment Actions • Purchase price is debited from customer’s balance. • Interest begins on the margin financing loan until the position is de - leveraged. • Evaluation of fundamentals, liquidity, and subscription multiples. • Credit risk management for customers. • Contractual provisions to dispose of shares if a customer’s account position is outside of accepted limits and the customer cannot finance margin calls. • Setting appropriate margin loan ceilings. • Provides regular updates to our clients on market developments and their accounts.

15 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Underwriting Services for U.S. Dollar - denominated Municipal Bonds to Chinese Companies 01 Service Overview 02 Listing & Execution 03 Beta HK acts as an underwriter for the Chinese companies who are seeking to issue the U.S. dollar - denominated municipal bonds in the capital market. • Focuses on the municipal bonds that are quoted in U.S. dollars and issued by Chinese companies . • In the six months ended December 31, 2024, Beta HK participated in underwriting 3 U.S. dollar - denominated bonds , with a total offering size of $400 million . Regulatory & Liability • Usually listed on Chongwa (Macao) Financial Asset Exchange Co., Ltd. (“MOX”) or HKEX . • The majority of investors are overseas institutional investors . • The underwritings occur in the offshore markets . • Will not be penalized for failed underwriting activities or bond defaults, as it uses reasonable best efforts to procure potential subscribers and raise capital for bond issuers. • Finished the first voluntary filing as an overseas securities company with the China Securities Regulatory Commission (“CSRC”) in December 2024, filed the annual report in January 2025, and plans to continue to voluntarily file annual reports with the CSRC.

16 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Financial Advisory Services Beta BVI acts as a general coordinator and consultant to companies seeking to list on stock exchanges in the U.S., such as NASDAQ or NYSE, and guides its clients through the entire listing process. Selects and engages suitable intermediaries. Guides clients through the entire listing process on U.S. stock exchanges, including NASDAQ or NYSE. End - to - End Listing Guidance Organizes, coordinates, and supervises all intermediaries to ensure the listing stays on schedule. Coordination & Supervision Intermediary Selection & Engagement Assists the investment bank in organizing and securing investments in the IPO. IPO Investment Support Issue Resolution Support Financial Advisory Services Helps clients address and resolve any issues that arise during the listing process.

17 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Industry Overview Global Securities Online Trading Volume by Listing Venue, 2019 - 2024E 11.9 23.6 29.0 25.8 24.2 23.7 10.4 18.5 23.7 20.0 18.5 16.4 0.1 0.2 0.3 0.2 0.2 0.2 14.4 25.7 32.3 33.1 29.4 36.5 1.4 2.6 2.7 3.4 2.2 2.4 0 10 20 30 40 50 60 70 80 90 2019 2020 2021 2022 2023 2024E Trillion USD 43.1% 51.3% 54.6% 56.7% 57.5% 58.9% Global securities online trading penetration rate 38.3 70.6 87.9 82.6 74.4 79.2 CAGR 2019 - 2024E 11.2% Hong Kong 20.4% The U.S. 13.2% Southeast Asia 9.4% Mainland China 14.7% Others 15.6% Total Source: HKEX, NASDAQ, NYSE, SET, IDX, BURSA MALAYSIA, SSE, SZSE, Frost & Sullivan. Note: Southeast Asia refers to Thailand, Indonesia and Malaysia in the chart.

18 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Industry Overview China LGFV Offshore Bond Issuance Number and Scale, 2019 - 2024E 36.5 23.6 33.6 44.6 25.4 47.1 0 5 10 15 20 25 30 35 40 45 50 2019 2020 2021 2022 2023 2024E Billion USD CAGR 2019 - 2024E 15.5% China LGFV Offshore Bond Issuance Number 5.2% China LGFV Offshore Bond Issuance Scale Unit Source: Frost & Sullivan. 343 300 343 340 227 120 146 0 50 100 150 200 250 300 350

19 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Investment Highlights A leading platform for trading global securities online among Hong Kong investors 01 Deployment and usage of market - leading IT products and systems for a smooth user experience 03 05 A proven and experienced management team consisting of industry veterans High caliber retail customer base with great growth potential and engagement 02 04 Reasonable fee structure

20 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. A Leading Platform for Trading Global Securities Online Among Hong Kong Investors Note: Fiscal Year Ended June 30. Over the past year, we saw tremendous growth in the usage of our online brokerage services since the launch of our mobile application, resulting in increased trade volume and customer accounts. Growing Demand for Access to Secondary Capital Markets by Retail Investors Total Number of Customer Accounts 7,499 7,781 FY2023 FY2024 Monthly Transaction Amount 9.56 million 189.55 million FY2023 FY2024 HKD 1,982% • Increasing amount of investable assets of individuals in Hong Kong. • Increasing financial literacy of the populace in Hong Kong. • U.S. stock markets and HKEX recognized as some of the most mature stock markets with the largest market capitalization and highest liquidity.

21 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. High Caliber Retail Customer Base with Great Growth Potential and Engagement Our main customers are young, affluent, and highly engaged, with strong potential for personal wealth growth . Note: *As of June 30, 2024. This combination of demographic and behavioral characteristics signifies that our customers have high aptitude to engage and invest their assets on our trading platform . Age Annual Income 33.18% of individual customers were under 40 years old * 18.79 % of individual customers had an annual income of over US$100,000 *

22 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Deployment and Usage of Market - leading IT Products and Systems for a Smooth User Experience For our securities dealing and brokerage services, Beta INT Securities, the mobile app we use, supported by industry - leading vendors and advanced technology , ensures low latency , high security , and comprehensive market information , enhancing the trading experience. Industry - Leading Vendor Support • Engaged Longbridge Whale Technology Hong Kong Co., Ltd., a prominent and well - respected brokerage service provider, to develop the Beta INT Securities and its back office system, and to provide relevant services. Cutting - Edge Architecture • Highly usable, scalable, and secure. • Full control of brokerage operations. • A variety of transaction methods and markets (including HKEX, Nasdaq, and NYSE). • Comprehensive market information from multiple sources. Reliable Performance & Risk Control • Manages financial risk. • Real - market monitoring, intelligent auto - closeout, and significant low latency (less than 5 milliseconds) for each trade. • An open API framework to support future growth and expansion. User - Friendly Experience • Highly accessible and easy to use, with a simple interface that allows our customers to trade in securities without hassle. • Its simplicity reduces barriers to accessing the financial markets for our customers.

23 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Reasonable Fee S tructure We offer reasonable fees to build long - term relationships and trust with clients , reinforcing our brand image. Long - Term Value Focus We believe in cultivating long - term relationships with our clients and customers by maximizing value across all of our services. Reasonable Fee Structure As such, we have structured our fees for each of our services to be reasonable . Business Impact In our view, this approach is crucial to building trust and reinforcing our brand image amongst clients and customers.

24 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. A Proven and Experienced Management Team Consisting of Industry Veterans Xianxin Xiang Chief Executive Officer and Director Mr . Xiang was the Chief Executive Officer of FTFT International Securities and Futures Limited from November 2019 to January 2024 . Mr . Xiang graduated from the Inner Mongolia Agricultural University in 2005 , with a Bachelor of Management Science . Mr . Xiang graduated from University of Chinese Academy of Social Sciences in 2019 , with a Master of Energy Management (awarded in partnership with Tulane University) . Chief Financial Officer Mr . Zhang was the Chief Financial Officer of Oriental Ruixin (Hainan) Private Equity Fund Management Co . , Ltd from July 2022 to November 2024 . Mr . Zhang was the assistant to the president of Guangdong Jumi Private Equity Securities Investment Fund Management Co . , Ltd from January 2021 to July 2022 . Mr . Zhang was an auditor at Lixin Certified Public Accountants LLP from December 2018 to January 2021 . Mr . Zhang graduated from Bangor University in 2015 with a Bachelors of Science in Accounting and Finance, and from the City University of London, Cass Business School in 2016 , with a Masters of Science in Investment Management . Didi Zhang Our management team, composed of seasoned professionals with extensive experience in Hong Kong’s financial services industry , excels in business strategy, compliance, financial oversight, and operations management .

25 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Board of Directors Xianxin Xiang Chief Executive Officer and Director ∙ Mr . Xiang was the Chief Executive Officer of FTFT International Securities and Futures Limited from November 2019 to January 2024 . ∙ Mr . Xiang graduated from the Inner Mongolia Agricultural University in 2005 , with a Bachelor of Management Science . ∙ Mr . Xiang graduated from University of Chinese Academy of Social Sciences in 2019 , with a Master of Energy Management (awarded in partnership with Tulane University) . Chun Fai Fong Director Nominee Haobing Fan Director Nominee Christine Deschemin Director Nominee Shaojie Sun Director ∙ Mr . Sun was the general manager of Shenning Tongren Culture Media Co . , Ltd . from January 2023 to May 2024 . ∙ Mr . Sun was working as a contractor in a freelance capacity, for numerous clients from January 2021 to January 2022 . ∙ Mr . Sun was a sales director at Bank of Communications Kanglian Insurance Company from August 2016 to June 2020 . ∙ Mr . Sun graduated from Henan Polytechnic University in 2014 with a Bachelor of Accounting . ∙ Mr . Fong has been serving as the president of Mango Financial Limited since October 2024 . ∙ Mr . Fong served as advisor and chief financial officer of 91360 Med Tech (Nanjing) Co . , Ltd from September 2023 to September 2024 . ∙ Mr . Fong served as the head of corporate finance of Ping An of China Capital HK Ltd (a member of Ping An Insurance (Group) Company of China, Ltd . ) from August 2021 to September 2023 . ∙ Mr . Fong served as head of corporate finance of CISI Capital Limited (a member of China Industrial Securities International Financial Group Limited) from October 2019 to January 2021 . ∙ Mr . Fong graduated from the University of Hong Kong in 2001 , with a Bachelor degree in Actuarial Sciences . ∙ Mr . Fan is a partner at Dongguan Daozhi Investment Consulting Partnership . ∙ Mr . Fan has been serving as a senior management research specialist at BYD Co . , Ltd since April 2023 . ∙ Mr . Fan was general manager of Shenzhen Hongrui Management Consulting Co . , Ltd from May 2019 to March 2023 . ∙ Mr . Fan graduated from the China Three Gorges University in 2010 with a Bachelor of Science in Electronic Information Science and Technology . ∙ Ms . Deschemin has been serving as a director of Alliance Francaise De Hong Kong since November 2017 . ∙ Ms . Deschemin is the CEO and founder of Renewed Edge Limited, which she founded in August 2016 and where she currently serves as CEO, ∙ Ms . Deschemin is the CEO and founder of Upnow Health Limited, which she founded in January 2021 and where she currently serves as CEO . ∙ Ms . Deschemin received her Master of Science degree from Ecole Polytechnique in 1999 , her Master of Science Degree from Ecole Nationale Superieure De L’aeronautique Et De L’espace in 2001 , and her MBA in Business from Harvard Business School in 2007 .

Growth Strategies We aim to become the leading financial services provider by leveraging our strengths and pursuing several growth strategies. • Plan to develop our U.S. investment banking services and broker - dealer services through Beta US, our subsidiary set up in the U.S. Expanding our securities dealing and brokerage market presence in relation to the United States exchanges Further development of our margin loans and IPO financings • Broaden Beta HK’s margin loans and IPO financings by enhancing capital resources and complying with regulatory guidelines . • Extend Beta HK’s industry networks. • Explore business opportunities to take up more significant values or to participate in a more significant manner in project engagements. • Expand the placing team. Strengthening our placing services in Hong Kong Developing underwriting services for U.S. dollar bond projects of Chinese Companies • Expand into underwriting services for U.S. dollar bond projects of Chinese companies. 26 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

27 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. 24.2% 75.8% FY2023 12.5% 80.9% 5.4% 1.2% 0.006% FY2024 Financial Highlights 0.13 2.35 0.07 1.52 FY2023 FY2024 1H2024 Unaudited 1H2025 Unaudited US$ Million Revenue Breakdown Revenue 1,775% 2,097% Note: Fiscal Year Ended June 30. Half Year Ended December 31. 36.8% 60.5% 2.7% 1H2024 Unaudited 20.9% 7.9% 27.2% 35.8% 8.2% 0.068% 1H2025 Unaudited Securities brokerage commissions and handling fee Custodial and other service income Placing services fee Interest income from loans to customers – third parties Interest income from loans to customers – related party Underwriting services fee Financial advisory income

28 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Net Income (Loss) (0.51) 1.04 (0.16) 0.30 FY2023 FY2024 1H2024 Unaudited 1H2025 Unaudited Financial Highlights (0.74) 0.98 (0.30) 0.16 FY2023 FY2024 1H2024 Unaudited 1H2025 Unaudited US$ Million Income (Loss) from Operations US$ Million Note: Fiscal Year Ended June 30. Half Year Ended December 31.

29 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Contact Underwriter: Cathay Securities, Inc. Email: service@cathaysecurities.com Tel: +1 - 855 - 939 - 3888 Address: 40 Wall St Suite 3600, New York, NY 10005